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                                                                     Exhibit 5.1



                                                              November 12, 2004


Vanguard Health Systems, Inc.
Vanguard Health Holding Company I, LLC
Vanguard Holding Company I, Inc.
Vanguard Health Holding Company II, LLC
Vanguard Holding Company II, Inc.
20 Burton Hills Blvd., Suite 100
Nashville, Tennessee 37215

Ladies and Gentlemen:

     We have acted as counsel to Vanguard Health Holding Company I, LLC, a limited liability company organized under the laws of Delaware ("VHS Holdco I"), Vanguard Holding Company I, Inc., a Delaware corporation (the "Discount Notes Co-issuer" and together with VHS Holdco I, the "Discount Notes Issuers"), Vanguard Health Holding Company II, LLC, a limited liability company organized under the laws of Delaware ("VHS Holdco II"), and Vanguard Holding Company II, Inc., a Delaware corporation (the "Subordinated Notes Co-issuer" and together with VHS Holdco II, the "Subordinated Notes Issuers" and collectively with the Discount Notes Issuers, the "Issuers"), Vanguard Health Systems, Inc. ("Vanguard"), a Delaware corporation, certain subsidiaries of VHS Holdco II named on Annex I hereto (the "Annex I Guarantors") and certain subsidiaries of VHS Holdco II named on Annex II hereto (the "Annex II Guarantors" and collectively with the Annex I Guarantors, the "Subsidiary Guarantors") in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Issuers, the Subsidiary Guarantors and Vanguard with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the issuance by the Discount Notes Issuers of $216,000,000 aggregate principal amount at maturity of 11 1/4% Senior Discount Notes due 2015 (the "Discount Exchange Notes") and relating to the issuance by the Subordinated Notes Issuers of $575,000,000 aggregate principal amount of 9% Senior Subordinated Notes due 2014 (the "Subordinated Exchange Notes") and the issuance by Vanguard of the guarantee (the "Discount Notes Guarantee") with respect to the Discount Exchange Notes and the issuance by Vanguard, VHS Holdco I and the Subsidiary Guarantors of the guarantees (the "Subordinated Notes Guarantees" and together with the Discount Notes Guarantee, the "Guarantees") with respect to the Subordinated Exchange Notes. The Discount Exchange Notes and the Discount Notes Guarantee will be issued under an indenture dated as of September 23, 2004 (the "Discount Notes Indenture") among the Discount Notes Issuers, Vanguard and U.S. Bank National Association, as trustee (the "Trustee"). The Subordinated Exchange Notes and the Subordinated Notes Guarantees will be issued under an indenture dated as of September 23, 2004 (the "Original Indenture") among the Subordinated Notes Issuers, the Subordinated Notes Guarantors and the Trustee, as supplemented by the First Supplemental Indenture, dated as of November 5, 2004 (the "Supplemental Indenture" and together with the Original Indenture, the "Subordinated Notes Indenture" and together with the Discount Notes Indenture, the "Indentures"). The Discount Exchange Notes will be offered by the Discount Notes Issuers in exchange for $216,000,000 aggregate principal amount at maturity of their outstanding 11 1/4% Senior Discount Notes due 2015 (the "Discount Notes"). The Subordinated Exchange Notes will be offered by the Subordinated Notes Issuers in exchange for $575,000,000 aggregate principal amount of their outstanding 9% Senior Subordinated Notes due 2014 (the "Subordinated Notes" and together with the Discount Notes, the "Securities").

     We have examined the Registration Statement and the Indentures, which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Issuers, the Subsidiary Guarantors and Vanguard.

     In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that the Indentures are the valid and legally binding obligations of the Trustee.



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     We have assumed further that (1) the Annex II Guarantors have duly authorized, executed and delivered the Subordinated Notes Indenture and (2) the execution, delivery and performance by the Annex II Guarantors of the Subordinated Notes Indenture (including the Subordinated Notes Guarantees set forth therein) do not and will not violate the law of the respective jurisdictions in which each of them is incorporated, organized or formed, as applicable, or any other applicable law (excepting the law of the State of New York and the federal laws of the United States).

     Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

          1. When the Discount Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Discount Notes Indenture upon the exchange, the Discount Exchange Notes will constitute valid and legally binding obligations of the Discount Notes Issuers enforceable against the Discount Notes Issuers in accordance with their terms.

          2. When the Subordinated Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Subordinated Notes Indenture upon the exchange, the Subordinated Exchange Notes will constitute valid and legally binding obligations of the Subordinated Notes Issuers enforceable against the Subordinated Notes Issuers in accordance with their terms.

          3. When (a) the Discount Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Discount Notes Indenture upon the exchange and (b) the Discount Notes Guarantee has been duly issued, the Discount Notes Guarantee will constitute a valid and legally binding obligation of Vanguard enforceable against Vanguard in accordance with its terms.

          4. When (a) the Subordinated Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Subordinated Notes Indenture upon the exchange and (b) the Subordinated Notes Guarantees have been duly issued, the Subordinated Notes Guarantees will constitute valid and legally binding obligations of Vanguard, VHS Holdco I and the Subsidiary Guarantors enforceable against Vanguard, VHS Holdco I and the Subsidiary Guarantors in accordance with their terms.

     Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.



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     We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States, the Delaware Limited Liability Company Act and the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

     We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                                 Very truly yours,

                                /s/ Simpson Thacher & Bartlett LLP

                                SIMPSON THACHER & BARTLETT LLP



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                                                                         Annex I


                               Annex I Guarantors
                               ------------------



Name of Entity                                          Jurisdiction of Organization
--------------                                          ----------------------------

1.  Hospital Development Company of West Phoenix, Inc.   Delaware
2.  MacNeal Medical Records, Inc.                        Delaware
3.  The Anaheim VHS Limited Partnership                  Delaware
4.  The Huntington Beach VHS Limited Partnership         Delaware
5.  The VHS Arizona Imaging Centers Limited Partnership  Delaware
6.  Vanguard Health Management, Inc.                     Delaware
7.  VHS Acquisition Corporation                          Delaware
8.  VHS Acquisition Subsidiary Number 1, Inc.            Delaware
9.  VHS Acquisition Subsidiary Number 2, Inc.            Delaware
10. VHS Acquisition Subsidiary Number 4, Inc.            Delaware
11. VHS Acquisition Subsidiary Number 5, Inc.            Delaware
12. VHS Acquisition Subsidiary Number 7, Inc.            Delaware
13. VHS Acquisition Subsidiary Number 8, Inc.            Delaware
14. VHS Acquisition Subsidiary Number 9, Inc.            Delaware
15. VHS Genesis Labs, Inc.                               Delaware
16. VHS Holding Company, Inc.                            Delaware
17. VHS Imaging Centers, Inc.                            Delaware
18. VHS of Anaheim, Inc.                                 Delaware
19. VHS of Arrowhead, Inc.                               Delaware
20. VHS of Huntington Beach, Inc.                        Delaware
21. VHS of Illinois, Inc.                                Delaware
22. VHS of Orange County, Inc.                           Delaware
23. VHS of Phoenix, Inc.                                 Delaware
24. VHS of South Phoenix, Inc.                           Delaware
25. VHS Outpatient Clinics, Inc.                         Delaware
26. VHS San Antonio Partners, L.P.                       Delaware

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                                                                        Annex II


                               Annex II Guarantors
                               -------------------


Name of Entity                                     Jurisdiction of Organization
--------------                                     ----------------------------
1. Healthcare Compliance, L.L.C.                   District of Columbia
2. MacNeal Health Providers, Inc.                  Illinois
3. MacNeal Management Services, Inc.               Illinois
4. Midwest Claims Processing, Inc.                 Illinois
5. Pros Temporary Staffing, Inc.                   Illinois
6. Vanguard Health Financial Company, Inc.         Tennessee
7. Watermark Physician Services, Inc.              Illinois